UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

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Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015, Steven A. Shallcross, the Chief Financial Officer of Nuo Therapeutics, Inc. (the “Company”), delivered notice to the Company of his resignation, effective as of May 24, 2015.

David E. Jorden will be relinquishing his role as Executive Chairman of the Board (“Board”) and will transition to Acting Chief Financial Officer of the Company, a role which he will officially assume effective as of May 25, 2015. Mr. Jorden will receive an annual base salary of $200,000 and be eligible to participate in the Company's employee benefit plans. Mr. Jorden will remain a director of the Company and will continue to not receive any additional compensation for his Board service.

Effective May 1, 2015, Joseph Del Guercio an existing member of the Board, has been appointed Acting Chairman of the Board. Mr. Del Guercio will continue to receive the same compensation and indemnification as the Company's other non-employee directors as described in its Annual Report on Form 10-K/A (the "Form 10-K/A") filed with the Securities and Exchange Commission on April 30, 2015, plus an additional $15,000 in annual compensation for his new appointment.

For the additional information on Mr. Jorden required by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K, reference is made to "Item 10" and "Item 13" of the Company's Form 10-K/A.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release of the Company issued on April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

Dated: April 30, 2015	By:	/s/ Martin P. Rosendale
Martin P. Rosendale,
Chief Executive Officer